Employment Contract for Directors

Party A（Employer）：China Internet Café Holdings Group, Inc
Party B（Employee）：Lizong Wang

In order to integrate resources and seek career development, both parties agree that Party A will employ Party B. Both parties enter this contract according to the State Law.

1、Content and Duration:
Party A employs Party B as its Director, as the first phase of their cooperation. The duration is tentatively scheduled for one year (from the effective date to 08/25/2011). After the expiry date of this contract, if both parties are willing to continue long-term cooperation, new contracts can be signed then.

2、Rights and Obligations of both parties:
1）Rights and Obligations of Party A:
a、Party A has absolute control and complete management of the company. Party A shall ensure the authenticity and legitimacy of the company’s operation, compliance management, under the corporate governance structure; the company should be in accordance with the Articles of Association, and operating according to the modern enterprise system;
b、Party A has the rights to supervise the work of Party B;

c、Party A shall establish a good financial system, and Party A’s monthly financial statements should be subject to Party B’s consultation and review;
d、Party A shall fully respect the professional work provided by Party B; and circulate all the information about significant and important situation and decisions;
e、Party A shall establish a good human resource system, and ensure successful completion of business plans and investment programs;
2）Rights and Obligations of Party B:
a、Party B as a director, shall offer objective professional judgments for the company’s management and business activities, and strategy, operation, resources, management, and other important issues.
b、In the meantime, Party B is Party A’s partner, and shall assist Party A in decision-making about operating plan and investment program.
c、Party B shall use their political resources, expert resources and social relations, to provide as much help to Party A to grow the company.
d、Party B shall be professional, dedicated and effective when working on related areas for Party A.
e、Party B shall comply with professional ethics, and keep strict confidence about Party A’s business information.
3、Work related requirements:
a、Both Parties shall work according to the working schedule and regulations, if there should be any changes, both parties shall communicate with each other in timely manner and both agree on the terms.
b、Party A shall provide certain appropriate authorization to Party B, such as the right to know all the relative information about their area of expertise, and Party B has the right to demand such materials from Party A.  If Party A is unable to provide part of the information, both parties shall communicate and negotiate a resolution.

c、Every program that Party B submitted, Party A is required to provide written feedbacks. Party A’s chairman and president’s feedbacks shall be organized by Party A and signed by the chairman and president.

4、Fees and Methods of payment:
a、Party B’s total annual service fee is 120,000 RMB.
b、Payment frequency: Every year.
c、Party A pays Party B for their professional services. Party B shall be responsible to pay for their income tax, Party A will not do it for them.

5、Breach of contract:
a、For invoices not paid within 30days, Party A is subject to finance charges at a rate of 1‰ per day; if payments are not arranged over 30 days, Party B can terminate this contract, the fees already paid by Party A are not refundable, Party A shall arrange the overdue payments, and shall pay Party B 20% of the total annual service fee as a compensation for breach of contract.
b、If Party B fails to complete their tasks 30 days pass the due date for their own reasons, Party A can terminate this contract, the fees already paid to Party B shall be refunded to Party A, Party B shall pay Party A 20% of the total annual service fee as a compensation for breach of contract.
c、If the quality of Party B’s work causes big loss or delay for Party A, Party A can terminate this contract, the fees already paid to Party B shall be refunded to Party A; If Party A suffers big loss or delay because of  illegally operating or their own reason, Party B will not be liable, the fees already paid by Party A are not refundable.
d、If Party B causes any losses for Party A by disclosing Party A’s business information to a third party, Party B shall bear full liability.

e、If Party A changes or terminates this contact without communicate with Party B, the fees already paid by Party A are not refundable; If Party B changes or terminates this contact without communicate with Party A, they shall return the fees  already paid by Party A.

6、Dispute resolution:
Should there be any disputes arising from this contract, both Parties shall endeavor to reach an amicable settlement of the dispute through friendly negotiations. If no such settlement is agreed, the dispute shall be submitted to the jurisdictional court.

7、Any outstanding issues about this contract can be negotiated by both Parties, and written agreement can be signed.

8、The contract is signed and sealed by both Parties and is effective from the date set below.

Party A:  Dishan Guo
Signature and seal:  /s/ Dishan Guo

Date:  08/23/2010

Party B:  Lizong Wang

Signature and seal: /s/ Lizong Wang

Date:   08/23/2010